Exhibit 23.2

Ernst & Young LLP 155 N Wacker Drive Chicago, IL 60606

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Aon plc:

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-235296

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-199759

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-106584

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-174788

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-55773

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-145928

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-103344

relating to the scheme of arrangement pursuant to which Aon UK became a wholly owned subsidiary of Aon Ireland for the purpose of changing the place of incorporation of the parent company of the Aon group of companies from the United Kingdom to Ireland (the “Reorganization”), of our reports dated February 14, 2020 (except for Note 19 and Note 21, as to which the date is April 1, 2020), with respect to the consolidated financial statements incorporated by reference in the Current Report on Form 8-K dated April 1, 2020 and our report dated February 14, 2020 on the effectiveness of internal control over financial reporting of Aon plc included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

April 1, 2020

A member firm of Ernst & Young Global Limited